SCHEDULE 14A
               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C.  20549

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark) 240.14a-11(c) or (section mark) 240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14 a-6 (e) (2)
                        CBT CORPORATION
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[  ]   $125  per  Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),
      14a-6(i)(2) or Item 22 (a)(2) of Schedule 14 A.
[  ]  $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
[  ]   Fee  computed on table below per Exchange Act  Rules  14a-
       6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ x ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        (Logo of CBT Corporation appears here)

                                CBT CORPORATION
                                  333 Broadway
                               Paducah, KY 42002
        Dear Stockholder:
             The annual meeting of stockholders will be held on Tuesday, April 18, 1995, at 2:00 P.M., Paducah time, at the main office of Citizens Bank and Trust Company, 333 Broadway, Paducah,
        Kentucky. The formal Notice of the Meeting and Proxy Statement appear in the pages that follow.
             In addition to the election of directors, stockholders will be asked to consider and vote upon an amendment to the Articles of Incorporation regarding the indemnification of officers and directors.
             We recommend that you vote for the amendment referred to above, which is set forth in more detail in the accompanying
        Proxy Statement.
                                         Sincerely,
                                         WILLIAM J. JONES
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

        March 7, 1995
     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, IF YOU DO NOT EXPECT TO BE PERSONALLY PRESENT AND WISH YOUR STOCK TO BE VOTED. IF YOU LATER FIND THAT YOU MAY BE PRESENT OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO PRIOR TO THE TIME THE PRESENCE OF A QUORUM HAS BEEN DETERMINED AND DECLARED.

                        (Logo of CBT Corporation appears here)

                                CBT CORPORATION
                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 1995

TO THE HOLDERS OF COMMON STOCK OF CBT CORPORATION:
     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of CBT Corporation, (the "Corporation"), a Kentucky corporation, will be held at the main office of Citizens Bank and Trust Company, 333 Broadway, Paducah, Kentucky, on Tuesday, April 18, 1995, at 2:00 p.m., Paducah time, for the following purposes:
     1) To elect directors to hold office until the next annual election and until their successors shall be duly elected and qualified;
     2) To amend the Articles of Incorporation to adopt a new Article XIII dealing with the indemnification of officers and directors; and
     3) To transact such other business as may properly come before the meeting. Only holders of common stock of record at the close of business on February
10, 1995, will be entitled to vote at the meeting or any adjournment thereof.
                                         By Order of the Board of Directors,
                                         WILLIAM J. JONES
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

March 7, 1995

                        (Logo of CBT Corporation appears here)

                                CBT CORPORATION
                                  333 Broadway
                            Paducah, Kentucky 42002
                                PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CBT Corporation (the "Corporation") of proxies to be voted at the annual meeting of stockholders to be held on Tuesday, April 18, 1995. Any stockholder giving a proxy has the right to revoke it by a written notice delivered to the Secretary of the Corporation, P.O. Box 2400, Paducah, Kentucky, 42002-2400, or in person at the meeting, prior to the time the presence of a quorum has been determined and declared. All proxies will be voted in accordance with the directions of the stockholder and to the extent no directions are given, will be voted "for" the nominees for directors and "for" the amendment to the Articles of Incorporation.

     This Proxy Statement and form of proxy are first being mailed to stockholders commencing on or about March 7, 1995.
     The Corporation will bear the entire cost of soliciting proxies. Solicitation will be primarily by mail. Certain officers of the Corporation and its subsidiaries may solicit proxies personally or by telephone or special letter, but such persons will not be specially compensated for such services.
                         SHARES OUTSTANDING AND VOTING
     Only stockholders of record at the close of business on February 10, 1995 are entitled to notice of, and to vote at, the annual meeting. As of February 10, 1995, there were issued and outstanding 7,952,358 shares of common stock. The Corporation has no class of stock other than common stock. Each share of the common stock is entitled to one vote on all matters presented to the stockholders with the exception of the election of directors. In the election of directors, cumulative voting rules apply. Under cumulative voting, each stockholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of the common stock owned by him or her multiplied by the number of directors to be elected. Each stockholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, at the stockholder's discretion. As to the authority of the persons named as proxies in the accompanying proxy card to cumulate votes, see the section entitled "Election of Directors".

     As of February 10, 1995, the trust department of Citizens Bank and Trust Company ("Citizens") held of record 992,352 shares of the Corporation's common stock in a fiduciary capacity representing approximately 12.5 percent of the Corporation's outstanding shares of common stock. With respect to 368,797 shares (approximately 4.6 percent), the instrument creating the trust or fiduciary relationship specifically directs Citizens to vote the shares and the shares will be voted "for" the proposals presented for consideration. The remaining shares held by the trust department of Citizens will be voted at the direction of the beneficial owners.
     As of February 10, 1995, to the knowledge of the Corporation, there were no other record or beneficial owners of more than 5 percent of the Corporation's issued and outstanding common stock.
     Under cumulative voting, the seventeen nominees receiving the most votes cast for the election of directors at the annual meeting will be elected, which means that abstentions and broker non-votes will have no effect on the outcome of the vote. Under the Corporation's articles of incorporation and bylaws and the Kentucky Business Corporation Act, the proposal to amend the articles of incorporation to add a new Article XIII relating to indemnification will require an affirmative vote of a majority of the shares of common stock voted on the proposal, with shares owned by or voted under the control of any director and related entities excluded. Abstentions and broker non-votes are not counted in determining the number of votes cast and in effect represent no action taken on the matter by the shareholder, although they do reduce the number of votes required for the approval of the proposal.
                                       1

            BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
                       OF COMMON STOCK OF THE CORPORATION

     Set forth below is information with respect to shares of common stock of the Corporation beneficially owned as of February 10, 1995 by the current director-nominees, the executive officers named in the Summary Compensation Table herein, and all director-nominees and executive officers of the Corporation as a group. Unless otherwise noted, the named person has sole voting and investment powers with respect to the reported shares. Where the holdings of a family member are noted as being held "individually", the family member has sole voting and investment power with respect to the shares. Where joint ownership is noted, the joint owners share voting and investment power as to the shares

                                                                                         AMOUNT AND NATURE OF    PERCENT OF CLASS
NAME                                                                                     BENEFICIAL OWNERSHIP      OUTSTANDING

Irving P. Bright, Jr..................................................................            57,339                   **(1)
John L. Burman........................................................................            47,954                   **(2)
Patrick J. Cvengros...................................................................            87,160                  1.1(3)
William H. Dyer.......................................................................            54,568                   **
Louis A. Haas.........................................................................           347,330                  4.4(4)
Joe Tom Haltom........................................................................           291,032                  3.7
Kerry B. Harvey.......................................................................            29,464                   **(5)
F. Donald Higdon......................................................................             2,838                   **
M. Leon Johnson.......................................................................            59,609                   **(6)
William J. Jones......................................................................            42,959                   **(7)
Ted S. Kinsey.........................................................................            19,750                   **(8)
Louis M. Michelson....................................................................             6,646                   **(9)
Bill B. Morgan........................................................................           213,267                  2.7(10)
C. Thomas Murrell, III................................................................             4,371                   **(11)
Louis D. Myre, MD.....................................................................            36,640                   **(12)
J. Russell Ogden, III.................................................................            34,540                   **(13)
David M. Paxton.......................................................................             3,300                   **(14)
Robert P. Petter......................................................................            24,420                   **
Joseph A. Powell......................................................................            22,098                   **(15)
John E. Sircy.........................................................................               200                   **
William A. Usher......................................................................             8,000                   **
All directors and executive officers of the Corporation and its subsidiaries as
  a group (26 persons)................................................................         1,423,858                 17.9


**Represents less than 1 percent of total outstanding shares of common stock.
 (1) Shares represented include 6,172 shares owned individually by Mr. Bright's wife and 12,000 shares in a trust for which she serves as Trustee.
 (2) Shares represented include 22,474 shares individually owned by Mr. Burman's wife.
 (3) Shares represented include 32,676 shares owned jointly by Mr. Cvengros and his wife and 5,294 shares of vested stock options.
 (4) Shares represented include 5,904 shares held in custodian accounts for Mr. Haas' children, 7,886 shares owned jointly by he and his wife and 177,108 shares of an estate for which Mr. Haas serves as executor.

(5) Shares represented include 19,500 shares owned jointly by Mr. Harvey and his wife, 100 shares owned jointly by Mr. Harvey's wife and daughter, and 16 shares owned jointly by Mr. Harvey and his daughter.
 (6) Shares represented include 9,861 vested shares held by the Corporation's Retirement, Savings, and Profit Sharing Plan.

 (7) Shares represented include 2,556 vested shares held by the Corporation's Retirement, Savings, and Profit Sharing Plan and 39,167 shares of vested stock options.
 (8) Shares represented include 10,884 shares jointly owned by Mr. Kinsey and his wife, 300 shares owned individually by Mr. Kinsey's wife, and 2,000 shares owned individually by Mr. Kinsey's children.
 (9) Shares represented include 1,596 shares owned by Michelson Jewelers, Inc.
                                       2

(10) Shares represented include 4,850 shares owned by Mr. Morgan's wife, 98,724 shares owned by Mr. Morgan's father, 600 shares owned by Mr. Morgan's son, 1,745 shares owned by Mr. Morgan's daughter and son-in-law, 9,704 shares owned by Mr. Morgan's sister and brother-in-law, 1,504 shares owned by Mr. Morgan's sister and brother-in-law, and 4,384 shares owned by Mr. Morgan's brother and sister-in-law.

(11) Shares represented include 304 vested shares held by the Corporation's Retirement, Savings, and Profit Sharing Plan and 3,167 shares of vested stock options.
(12) Shares represented include 15,312 shares owned individually by Dr. Myre's wife and 4,140 shares in a trust for which she serves as a Trustee.
(13) Shares represented include 90 shares held in custodian accounts for Mr. Ogden's children, 8,784 vested shares held by the Corporation's Retirement, Savings, and Profit Sharing Plan and 25,167 shares of vested stock options.
(14) Shares represented include 3,200 shares owned jointly by Mr. Paxton and his wife.
(15) Shares represented include 3,438 shares owned individually by Mr. Powell's wife.
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and persons who own more than ten percent (10%) of the Corporation's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it or representations from such persons that no Form 5s were required, the Corporation believes that all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1994 with the following exceptions: failure to file Form 3 on a timely basis on behalf of John E. Sircy, Jimmie J. Ellington, and John E. Peck, with respect to their election as executive officers of the Corporation; failure to file a timely Form 4 covering two transactions on behalf of M. Leon Johnson, executive officer of the Corporation; failure to file a timely Form 4 covering one transaction on behalf of Kerry B. Harvey, director of the Corporation; failure to file an accurate Form 3 on a timely basis on behalf of Ted S. Kinsey, director of the Corporation; and failure to file timely three Form 4s covering one transaction each on behalf of Ted S. Kinsey. All of the preceding exceptions were corrected as soon as they were discovered.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS
     Among items to be acted upon at the annual meeting of stockholders is the election of seventeen directors to the Board of Directors of the Corporation. Each of the persons elected will serve a term in office of one year and until his successor is duly elected and qualified. All nominees for director are currently directors of the Corporation.
     Set out below is information concerning all of the current directors and director-nominees of the Corporation, including their positions held with Citizens Bank and Trust Company ("Citizens"), Bank of Marshall County ("BMC"), Pennyrile Citizens Bank & Trust ("Pennyrile"), Graves County Bank, Inc. ("Graves"), United Commonwealth Bank, F.S.B.("United"), and Fidelity Credit Corporation ("FCC").

     IRVING P. BRIGHT, JR., 62, business consultant. Until 1994, Mr. Bright was the President and Chief Executive Officer of Bright's, Inc.(a retail clothing store). Mr. Bright has been a director of the Corporation since 1983. He also serves as a director of Citizens.
     JOHN L. BURMAN, 61, manager of Kentucky Farm Bureau. Mr. Burman has been a director of the Corporation since 1993. He also serves as a director of Pennyrile.
     PATRICK J. CVENGROS, 58, retired. Until 1992, Mr. Cvengros served as the President and Chief Executive Officer of the Corporation. Mr. Cvengros has been a director of the Corporation since 1983. Mr. Cvengros also serves as a director of Citizens and FCC, as well as serving as a director of Computer Services, Inc., Paducah, Kentucky.
     WILLIAM H. DYER, 59, President and Chief Executive Officer of Tennessee Valley Towing (a river barge company). Mr. Dyer has been a director of the Corporation since 1991. Mr. Dyer also serves as a director of Citizens.
     LOUIS A. HAAS, 53, investor. Mr. Haas was formerly the President and Chief Executive Officer of DuBois Pharmaceutical (a wholesale pharmaceuticals company). Mr. Haas has been a director of the Corporation since 1991. Mr. Haas also serves as a director of Citizens.
                                       3

     JOE TOM HALTOM, 67, Chairman of BMC. Mr. Haltom previously served as Chairman of BMC Bankcorp, Inc., which was acquired by the Corporation on May 31, 1994. Mr. Haltom was named a director of the Corporation in 1994. Mr. Haltom also serves as a director of BMC, Graves, and United.
     KERRY B. HARVEY, 37, a partner in the law firm of Owen, Harvey and Carter. Mr. Harvey was named a director of the Corporation in 1994. Mr. Harvey also serves as a director of BMC and United.
     F. DONALD HIGDON, 63, retired. Mr. Higdon was formerly the General Manager of Kraft Food Service, Inc. (a wholesale food distributor). Mr. Higdon has been a director of the Corporation since 1991. Mr. Higdon also serves as a director of Citizens.
     WILLIAM J. JONES, 39, President and Chief Executive Officer of the Corporation. Mr. Jones served as Executive Vice President of the Corporation until January 1992, when he assumed his current position. Mr. Jones has been a director of the Corporation since 1991. Mr. Jones also serves as a director of Citizens, BMC, FCC, and Pennyrile.
     TED S. KINSEY, 49, President and Chief Executive Officer of Parkway Chrysler (an automobile dealership). Mr. Kinsey was named a director of the Corporation in 1994. Mr. Kinsey also serves as a director of BMC.
     LOUIS M. MICHELSON, 50, President and Chief Executive Officer of Michelson Jewelers, Inc. Mr. Michelson has been a director of the Corporation since 1991. Mr. Michelson also serves as a director of Citizens.
     BILL B. MORGAN, 65, investor. Until 1992, Mr. Morgan served as a Brigadier General in the United States Air Force. Mr. Morgan was named a director of the Corporation in 1994. Mr. Morgan also serves as a director of BMC and Graves.
     LOUIS D. MYRE, 68, retired physician. Dr. Myre has been a director of the Corporation since 1983. Dr. Myre also serves as a director of Citizens.
     DAVID M. PAXTON, 38, Vice President and Chief Financial Officer of Paxton Media Group (a television broadcasting and newspaper publishing company). Mr. Paxton has been a director of the Corporation since 1991. Mr. Paxton also serves as a director of Citizens.

     ROBERT P. PETTER, 59, President and Chief Executive Officer of Henry A. Petter Supply Company (an industrial supply wholesaler). Mr. Petter has been a director of the Corporation since 1983. Mr. Petter also serves as a director of Citizens.
     JOSEPH A. POWELL, 62, President and Chief Executive Officer of Old Hickory Clay Company (a mining company). Mr. Powell has been a director of the Corporation since 1991. Mr. Powell also serves as a director of Citizens.
     WILLIAM A. USHER, 65, Chairman and Chief Executive Officer of Usher Transportation Company (a trucking and transportation company). Mr. Usher has been a director of the Corporation since 1991. Mr. Usher also serves as a director of Citizens.
     The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, reserve the right to vote for a substitute nominee selected by the Board of Directors. In addition, if any stockholder or stockholders shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, shall have the right, in their discretion, to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

MEETINGS AND COMMITTEES

     During 1994, the Board of Directors of the Corporation held nine regular meetings and two special meetings. During 1994 the Executive Committee met fifteen times, the Audit Committee met three times, and the Investment Committee met two times.
     Each of the directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he was a director, and (b) the total number of meetings held by all committees of the Board which he served.
     The members of the Executive Committee are Irving B. Bright, Jr., Patrick
J. Cvengros, Louis A. Haas, Joe Tom Haltom, William J. Jones, David M. Paxton, and William A. Usher. The functions performed by the Committee include acting as the Compensation Committee; making recommendations to the Board of Directors in matters involving dividends, expansion plans, significant expenditures and strategic initiatives; reviewing and making recommendations to the Board of Directors regarding proposed directors, the compensation of directors and the composition and size of the Board and its committees; and reviewing credit policies and the adequacy of the allowance for credit losses of each subsidiary.
     The members of the Audit Committee are Louis A. Haas, Kerry B. Harvey, F. Donald Higdon, David M. Paxton, Robert P. Petter, and Joseph A. Powell. The Committee recommends to the Board the engagement of independent auditors; reviews with independent auditors the scope and results of the audit engagement; reviews the scope, frequency, and results of internal audits and examinations; reviews the adequacy of the Corporation's system of internal accounting controls; and reviews the examination reports of the Corporation and its subsidiaries.
     The members of the Investment Committee are Patrick J. Cvengros, William J. Jones, Billy B. Morgan, David M. Paxton, Dr. Charles W. Ransler, and William A. Usher. Dr. Ransler serves on the board of directors of Citizens. The Committee reviews the composition and performance of the investment securities portfolios of each subsidiary bank; establishes policies for monitoring the composition of subsidiary's investment securities portfolios; and establishes policies for monitoring interest rate risk for the Corporation.

     The Corporation has no standing nominating committees. All nominations for membership on the Board originated with the Board of Directors.
COMPENSATION OF DIRECTORS
     In 1994, each non-management director of the Corporation was paid $200 for each Board meeting or committee meeting attended.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table contains information concerning compensation paid or accrued by the Corporation and its subsidiaries for the fiscal years ended December 31, 1992, 1993, and 1994 to, or on behalf of, the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation during 1994 whose compensation exceeded $100,000.


                   (A)                    (B)       (C)         (D)             (E)                 (F)                  (G)
                                                          ANNUAL COMPENSATION
                                                                                          LONG-TERM COMPENSATION
              NAME AND                                                  OTHER ANNUAL       SECURITIES UNDERLYING       ALL OTHER
         PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(# SHARES)(2)     COMPENSATION(3)
William J. Jones                       1994    $180,000    $54,216          $    0                  20,000               $26,069
  President and Chief Executive        1993     165,000     48,411               0                  14,000                20,788
  Officer, CBT and Citizens            1992     125,000     49,170               0                  18,000                16,927
John E. Sircy(4)                       1994      88,461     30,000           6,358                  10,000                18,416
  Executive Vice President and Chief   1993           0          0               0                       0                     0
  Operating Officer, CBT and           1992           0          0               0                       0                     0
  Citizens
M. Leon Johnson                        1994      92,800     29,591               0                   6,000                16,927
  President and Chief Executive        1993      86,800     33,984               0                       0                11,088
  Officer, FCC                         1992      82,000     27,657               0                       0                12,308
C. Thomas Murrell, III                 1994     115,513     30,000               0                   6,000                12,284
  Executive Vice President             1993     105,000     17,965               0                   6,500                10,920
  Commercial and Consumer Banking,     1992     100,000     17,400               0                   3,000                 6,206
  Citizens
J. Russell Ogden, III                  1994     106,072     18,610               0                   5,000                11,132
  Executive Vice President Financial   1993      96,720     16,549               0                   6,500                 9,923
  Services, Citizens                   1992      93,000     16,182               0                   9,000                 9,968


(1) The amount shown in column (e) represents the amount reimbursed to Mr. Sircy in 1994 for the payment of taxes incurred in connection with his receipt of relocation expenses.

(2) All option grants have been adjusted to reflect the October 1994 2-for-1 stock split.

(3) The amounts shown in column (g) for each named executive officer is the total of the Corporation's contribution to the 401(k) and Money Purchase
    (MPP) retirement plans, subsidiary directors' fees, reimbursement for relocation expenses, and term life insurance premiums as summarized below:

                                                                 TERM LIFE    DIRECTORS' FEES     RELOCATION    401(K)/MPP
Mr. Jones.....................................................     $ 387           $9,500          $      0      $ 16,182
Mr. Sircy.....................................................       155            2,750            15,511             0
Mr. Johnson...................................................       229            7,400                 0         9,298
Mr. Murrell...................................................       240                0                 0        12,044
Mr. Ogden.....................................................       221                0                 0        10,911
                                                                TOTALS
Mr. Jones.....................................................  $26,069
Mr. Sircy.....................................................   18,416
Mr. Johnson...................................................   16,927
Mr. Murrell...................................................   12,284
Mr. Ogden.....................................................   11,132

(4) Mr. Sircy joined the Corporation in April, 1994.
                                       6

                       OPTION GRANTS IN LAST FISCAL YEAR
Shown below is information on grants of stock options during the fiscal year ended December 31, 1994, to the named executive officers.

                               INDIVIDUAL GRANTS

                                                                                                                  POTENTIAL
                                                                                                                  REALIZABLE
                                                                                                                   VALUE
                                                                                                                     AT
                                                                                                                  ASSUMED
                                                                                                                   ANNUAL
                                                                                                                   RATES
                                                                                                                  OF STOCK
                                                                                                                   PRICE
                                                                                                                  APPRECIATION
                                      NUMBER OF           % OF TOTAL OPTIONS                                        FOR
                                SECURITIES UNDERLYING    GRANTED TO EMPLOYEES      EXERCISE OR                     OPTION
                                      OPTIONS #             IN FISCAL YEAR         BASE PRICE       EXPIRATION      TERM
            NAME                     GRANTED(1)                1994(2)           PER SHARE($/SH)       DATE          5%
William J. Jones.............           20,000                    23.8%              $19.125           01/04      $210,883
John E. Sircy................            4,000                     4.8%               20.375           04/04        44,933
                                         6,000                     7.1%               19.875           06/04        67,400
M. Leon Johnson..............            6,000                     7.1%               19.125           01/04        63,265
C. Thomas Murrell, III.......            6,000                     7.1%               19.125           01/04        63,265
J. Russell Ogden, III........            5,000                     6.0%               19.125           01/04        52,721

            NAME                 10%
William J. Jones.............  $519,415
John E. Sircy................   110,673
                                166,009
M. Leon Johnson..............   155,824
C. Thomas Murrell, III.......   155,824
J. Russell Ogden, III........   129,854

(1) Options are not exercisable during the first two years after the date of the grant. Thereafter, options may be exercised on or after the anniversary date of the grant in three equal installments so that the full grant may be exercised no sooner than four years after the date of the grant.
(2) A total of 84,000 options were granted to a total of seventeen (17) officers of the Corporation and its subsidiaries during 1994.

                         FISCAL YEAR-END OPTION VALUES
     Shown below is information with respect to the unexercised options to purchase the Corporation's common stock held by the named executive officers at December 31, 1994.

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                NUMBER OF SECURITIES      IN-THE-MONEY
                                                                               UNDERLYING UNEXERCISED     OPTIONS
                                                                               OPTIONS AS OF 12/31/94     AT 12/31/94*
NAME                                                                        EXERCISABLE    UNEXERCISABLE  EXERCISABLE
William J. Jones.........................................................      28,500          46,000      $ 343,710
John E. Sircy............................................................           0          10,000              0
M. Leon Johnson..........................................................           0           6,000              0
C. Thomas Murrell, III...................................................       1,000          14,500         11,160
J. Russell Ogden, III....................................................      20,500          17,500        243,805

NAME                                                                       UNEXERCISABLE
William J. Jones.........................................................    $ 262,427
John E. Sircy............................................................        9,249
M. Leon Johnson..........................................................       11,250
C. Thomas Murrell, III...................................................       75,820
J. Russell Ogden, III....................................................      118,592

* Amounts shown represent the difference between exercise price and December 31, 1994 market value of $21.00.
                               EXECUTIVE OFFICERS
     Information regarding the current executive officers of the Corporation, including their names, ages, positions with the Corporation, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.
     WILLIAM J. JONES, 39, President and Chief Executive Officer and a director. Mr. Jones also serves as President and Chief Executive Officer of Citizens. Mr. Jones has been associated with the Corporation for the past 10 years. Additional information regarding Mr. Jones is set forth on page 5.
     JOHN E. SIRCY, 38, Executive Vice President and Chief Operating Officer. Mr. Sircy also serves as Executive Vice President and Chief Operating Officer of Citizens. Mr. Sircy joined the Corporation in his current role in April 1994. Prior to that, he served as Vice President and Chief Financial Officer of First Illini Bancorp, Inc., Galesburg, Illinois, until January 1991. At that time, Mr. Sircy became Vice President and Controller of Norwest Bank Iowa, N.A. in Des Moines, Iowa, until August 1992, when he was named Senior Vice President and Chief Financial Officer, a position he held until April 1994.
                                       7

     M. LEON JOHNSON, 54, President and Chief Executive Officer, FCC. Mr. Johnson has been associated with the Corporation for 10 years, serving in his current role.
     C. THOMAS MURRELL, III, 51, Executive Vice President-Commercial and Consumer Banking, Citizens. Mr. Murrell joined the Corporation in November 1991 as Senior Vice President and Chief Credit Officer. Prior to that, he served as Executive Vice President of the Corporate Banking Group at First Security National Bank and Trust Company, Lexington, Kentucky. Mr. Murrell assumed his current role in March 1994.
     J. RUSSELL OGDEN, III, 47, Executive Vice President-Financial Services, Citizens. Mr. Ogden served as Senior Vice President of Trust and Investments until March 1994, when he assumed his present position. He has been associated with the Corporation for 13 years.
                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION
     The Corporation does not have a compensation committee of the Board of Directors. However, all compensation matters, including executive compensation, are decided by the Executive Committee of the Corporation, except as set forth below. The following directors served on the Executive Committee during 1994:
Irving P. Bright, Jr., Patrick J. Cvengros, Louis A. Haas, Joe Tom Haltom, William J. Jones, David M. Paxton, and William A. Usher. Director Cvengros was an employee of the Corporation during 1994 and was until 1992, President and Chief Executive Officer of the Corporation. Mr. Jones, President and Chief Executive Officer, did not participate in any discussion or decisions regarding his own compensation.
                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Executive Committee of the Board of Directors (the "Committee") determines annually the compensation to be paid to the Corporation's chief executive officer and other executive officers, including the executive officers named in the Summary Compensation Table, except that the Stock Option Committee, consisting of all members of the Committee, except Mr. Jones, made all decisions about awards under the Corporation's stock option plans. This report discusses the objectives and procedures used by the Committee to establish 1994 compensation for the chief executive officer and the four other officers named in the Summary Compensation Table.

OBJECTIVES
     The Committee's executive officer compensation policies are structured to reward contributions to the Corporation's performance and to enable the Corporation to compete favorably with peer institutions in attracting and retaining highly-qualified individuals as executive officers. The Corporation generally defines its peers as financial institutions of similar size located in non-metropolitan areas in the southeast region of the United States. The primary objective of the Committee's compensation policies is to pay for performance. As a result, a significant portion of each executive officer's compensation for 1994 consisted of an incentive component with a pay-out based on the Corporation's or subsidiary's performance for the year and the executive officer's contribution to that performance.
EXECUTIVE OFFICER COMPENSATION
     Executive officer compensation consists primarily of annual compensation (comprised of base salary and an incentive amount) and long-term compensation (consisting of stock options).
ANNUAL COMPENSATION
     To establish annual compensation levels for 1994, the Committee evaluated the Corporation's projected 1994 performance and available 1993 compensation data from national surveys of industry peers. The compensation levels for 1994 were established to place the executive officers of the Corporation essentially at the median of industry peers based upon projected performance. The performance factors considered by the Committee include return on common equity, asset growth and total shareholder return.
     Individual base salaries for executive officers other than Mr. Jones are recommended by the Corporation's chief executive officer and approved by the Committee. Mr. Jones' base salary is determined by the Committee. Salaries are reviewed
                                       8
annually and adjusted periodically, typically at 12 months intervals. A salary range for each executive officer position is established using survey data. Adjustments are based upon the relationship of the executive officer's current salary to the range for the position and a subjective evaluation of overall company and personal performance. Base salaries paid in 1994 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries of the industry peer survey data available. With respect to Mr. Jones, the Committee considered his current salary compared to the median of peer institutions and that the Corporation compared favorably to peers in 1993 in terms of return on equity, asset growth, and total shareholder return. The Committee did not weigh any one factor more than another, but looked at the Corporation's overall results.
     The Committee also set 1994 incentive ranges, payable in cash, expressed as percentages of base salary, for each executive officer other than Mr. Johnson who, as President and Chief Executive Officer of FCC, is awarded incentive bonuses under a separate plan. These incentive ranges were determined by reviewing survey data and evaluating the impact of various incentive payments on total annual compensation for executive officers.

     Incentive awards are determined based on a two-step process. The first step involves the calculation of actual performance with respect to previously identified key performance measurement factors and peer group target levels. Executive officers earn a corresponding percentage of base salary for each performance factor based on actual performance results using a weighted tiered matrix. The performance measurement factors (which, for each of the named executive officers, were measured by the results of the Corporation's lead bank) and corresponding weightings, in parenthesis, for 1994 consisted of non performing loans (10 percent), net charge-offs (10 percent), net overhead expense (20 percent), net interest margin (20 percent), and return on average equity (40 percent). Depending on position, the percentages of base salary varies. Executive officers may receive a maximum percentage of base salary of 43 percent. As a second step, individual payouts, excluding the President and Chief Executive Officer, are then calculated based on the percentage completion of quantitative and qualitative individual performance measurements established at the beginning of the year. Mr. Jones received 100 percent of the award calculated under the matrix based upon his individual performance during 1994. Under a separate incentive bonus plan applicable to FCC, the President and Chief Executive Officer of FCC receives 2 percent of FCC's pre-tax net income.

LONG-TERM COMPENSATION
     Long-term compensation is provided in the form of stock options granted and is intended to increase management ownership of stock and to provide an incentive to executive officers to improve long-term Corporation performance. All options are granted at fair market value and exerciseable in accordance with the terms of the Corporation's incentive stock option plans.
     In fixing the grants of stock options to the individual executive officers, other than the President and Chief Executive Officer, the Committee reviewed with the President and Chief Executive Officer his recommended individual awards, taking into account the respective responsibilities and contributions of each of the executive officers. The award to the Chief Executive Officer was fixed separately by the Committee and was based, among other things, on a review of competitive compensation data from national surveys, data from selected industry peers, his total compensation, and his currently outstanding stock options. The Committee also evaluated his past contributions and expected future contributions to the Corporation's achievement of its long-term performance goals including the fact that total shareholder return increased 12.2 percent during 1994.
MEMBERS OF THE COMMITTEE:
        Irving P. Bright, Jr.
        Patrick J. Cvengros
        Louis A. Haas
        Joe Tom Haltom
        William J. Jones
        David M. Paxton
        William A. Usher
                                       9

                         COMPARATIVE STOCK PERFORMANCE

     The Performance Graph set forth below compares the cumulative total stockholder return on the Corporation's common stock for the last five fiscal years with the cumulative total return of the NASDAQ Market Value Index ("Broad Market Index") and the MG Industry Group 045 Index, the latter consisting of thirty-four bank holding companies, ranging in asset size from $500 million to $10 billion, located in the East South Central United States ("Peer Group Index"). The cumulative total stockholder return computations set forth in the Performance Graph assume the investment of $100 in the Corporation's common stock, the Broad Market Index and the Peer Group Index on December 31, 1989 and the reinvestment of all dividends.

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF THE CORPORATION,
                       PEER GROUP AND BROAD MARKET INDEX

         (Comparison Graph appears here--plots points are listed as follows:


                   1989     1990        1991       1992     1993    1994
CBT CORPORATION    100      114.44      153.85     269.33   373.79  419.37
INDUSTRY INDEX     100       88.18      144.25     149.62   158.14  158.80
BROAD MARKET       100       81.12      104.14     105.16   126.14  132.44)


               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     Upon a Change in Control of the Corporation, as hereafter defined, with respect to the Corporation's 1993 Incentive Stock Option Plan (the "1993 Plan"), and upon a takeover or merger of the Corporation, with respect to the Corporation's 1986 Stock Option Plan (the "1986 Plan"), the exercise dates of all outstanding options under the Corporation's stock option plans will accelerate so that each option outstanding may be exercised on or after the date of the Change in Control. In addition, the shares subject to the Corporation's stock option plans will be converted into (automatically under the 1993 Plan and at the discretion of the Plan Committee under the 1986 Plan) and replaced by shares of common stock or other equity securities having rights and preferences no less favorable than common stock of the successor and the number of shares subject to the options and the purchase price per share upon exercise of the options will be correspondingly adjusted so the there will be no change in the aggregate purchase price payable upon exercise of any such option. Change in Control of the Corporation, for purposes of the 1993 Plan, means (a) any share exchange or merger or consolidation of the Corporation or a significant subsidiary of the Corporation if either (i) the Corporation will not be the surviving or acquiring corporation or will not own 100 percent of the outstanding capital stock of the surviving or acquiring corporation following consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or (ii) there will be a substantial change in the proportionate ownership of outstanding shares of voting stock of the Corporation as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation; (b) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Corporation or a subsidiary of the Corporation followed by a liquidation of the Corporation; (c) the commencement of any tender offer, exchange offer or other purchase offer for, and/or any agreement to purchase, as much as (or more than) 30 percent of the outstanding Common Stock of the Corporation or a subsidiary of the Corporation; or (d) the Board or the shareholders of the Corporation approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

               TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS
     The executive officers and directors of the Corporation are at present, as in the past, customers of subsidiaries of the Corporation and have had and expect to have business and banking transactions with such in the ordinary course of business. In addition, some of the executive officers and directors of the Corporation are at present, as in the past, also officers, directors or principal stockholders of corporations which are customers of subsidiaries of the Corporation and which had and expect to have business and banking transactions with such in the ordinary course of business. All such banking transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management of the Corporation and its subsidiaries, did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

     Mr. Harvey, a director of the Corporation and BMC, is a partner in the law firm of Owen, Harvey, and Carter, Benton, Kentucky, which was retained by BMC in the last fiscal year and is proposed to be retained in the current fiscal year. In 1994, Mr. Harvey's law firm received payment by BMC of approximately $140,000 for legal fees and retainers.

                                  PROPOSAL TWO
                     AMENDMENT TO ARTICLES OF INCORPORATION
                           REGARDING INDEMNIFICATION
GENERAL
     The Board of Directors recommends that the stockholders of the Corporation consider and approve a proposal to amend the Articles of Incorporation of the Corporation to add a new Article XIII which relates to indemnification of directors, officers, employees and others. The text of proposed Article XIII (the "Proposed Amendment") is attached to the Proxy Statement as Appendix A, and the following description is qualified in its entirety by reference to such text.
     The Corporation's Board of Directors believes that it is appropriate and advisable that the stockholders of the Corporation adopt the Proposed Amendment to define those circumstances under which the directors and officers may be indemnified by the Corporation. In assessing the recommendations of the Board, stockholders should consider that all current directors may benefit from the Proposed Amendment, and may thus be viewed to have a conflict of interest. BACKGROUND AND REASONS FOR THE PROPOSED AMENDMENT
     In performing his or her duties, a director of a Kentucky corporation is obligated to exercise his or her business judgment in good faith, on an informed basis and in a manner he or she honestly believes to be in the best interests of the corporation. Decisions made on that basis are protected by the so-called "business judgment rule". The business judgment rule is designed to protect directors from personal liability to the corporation or its stockholders when their business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical mater, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve as a financial backstop in the event of such expenses or unforeseen liability.
     Changes in recent years in the market for directors' and officers' liability insurance have resulted in the unavailability in many cases of any meaningful liability insurance coverage. Insurance carriers have in certain cases declined to renew existing directors' and officers' liability policies, or have increased premiums to such an extent that the cost for obtaining such insurance has become prohibitive. Moreover, current policies often exclude coverage for areas where the service of qualified independent directors is most needed. For example, many policies do not cover liabilities or expenses arising from directors' and officers' activities in response to attempts to take over a corporation. In addition, policy deductibles have increased.
     Although the Corporation has to date been able to obtain insurance coverage for its directors and officers on a basis which it believes acceptable, there is no assurance that such liability insurance will be available in the future on acceptable terms.
                                       11

     The purpose of the Proposed Amendment is to insure that the Corporation will continue to be able to attract individuals of the highest quality and ability to serve as its officers and directors by offering them significant assurance that they will not suffer inappropriate monetary liability for actions taken in good faith and in a manner they believed to be in the best interests of the Corporation. The Board of Directors of the Corporation believes that the continued success of the Corporation in attracting and retaining qualified directors and officers is dependent, at least in part, on the Corporation's ability to be competitive with other corporations in providing the maximum available possible protection from personal financial risks.
     The Corporation's Bylaws, as adopted in 1983, acknowledge the Corporation's responsibilities to its officers, directors, employees and agents by way of indemnification under circumstances set forth and the limitations contained in Kentucky's Business Corporation Act (the "Act"). The Corporation's Articles of Incorporation presently do not contain any provision concerning indemnification. The Proposed Amendment will provide greater rights of indemnification than those contained in the Act and thus take advantage of the Act's present provisions allowing for expansion upon the statutory indemnification provisions.
     There are no pending or, to the knowledge of the Corporation or any director or officer, threatened claims against any of the directors or officers of the Corporation in their capacity as such for breach of their duty of care. Nor is the Corporation or any director or officer aware of any facts or events giving rise to a claim for indemnification.
KENTUCKY STATUTORY PROVISIONS FOR INDEMNIFICATION

     Under the Act, a corporation may (but is not required to) indemnify a director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action"), even if a director or officer is not successful on the merits, if the director acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, (and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful). A corporation must indemnify directors and officers who are wholly successful, on the merits or otherwise, in the defense of any proceeding, against reasonable expenses.
     A similar standard of conduct is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Act does not permit indemnification where the person seeking indemnification has been found liable to the corporation unless a court determines that, in view of all of the circumstances, he is entitled to indemnity for such portion of the expenses as the court deems proper.

     Permitted indemnification as described above may only be made if it is determined that indemnification is proper because the applicable standard of conduct has been met. This determination may be made by a quorum of disinterested directors, independent legal counsel or the shareholders. Upon application of the person seeking indemnification, a court may also award indemnification if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A corporation's board of directors may also authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by him to repay such expenses, if it is ultimately determined that he is not entitled to be indemnified for them.
EXISTING PROVISIONS ELIMINATING LIABILITY IN CERTAIN CIRCUMSTANCES
     Article XII of the Corporation's Articles of Incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duties as director except for liability (i) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase, redemption, or other distribution in violation of the Act, or (iv) for any transaction from which the director derived an improper personal benefit.

    Such provision effectively eliminates monetary liability of directors for a breach of the duty of care, including in connection with mergers, takeovers and other business combination transactions involving the Company. Articles XII applies only to claims against a director arising out of his or her role as a director and does not apply to the director's role as an officer or in any other capacity or to the director's responsibilities under other law, such as the federal securities laws. Article XII relates only to liabilities of directors to the Corporation and its stockholders and does not affect liability to third parties.

INDEMNIFICATION AS PROVIDED BY PROPOSED ARTICLE XIII
     At present, unless any director or officer involved in litigation has been successful, on the merits or otherwise, the Corporation may choose not to provide indemnification in any particular case (although a person denied such indemnification may apply to a court therefor). The Proposed Amendment provides that the Corporation shall indemnify a director to the fullest extent permitted by law and may indemnify an officer, employee or agent of the Corporation to the fullest extent provided by law.

     The Proposed Amendment provides indemnification for any person who at any time is or was a director of the Corporation and who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is a director of the Corporation or served at the request of the Corporation as a director or in another similar capacity for another corporation. The Proposed Amendment covers civil, criminal, administrative and investigative proceedings. The Corporation will hold such person harmless and will indemnify such person to the fullest extent authorized by the Act. In the event that the Act is amended, the indemnification will expand to include any broader indemnification rights provided by the amended Act. The indemnification will cover any expense, liability and loss reasonably incurred or suffered by such person in connection with any of such proceedings. Such person may be paid in advance of the final disposition of such proceeding only if such person delivers an undertaking to the Corporation to repay all amounts so advanced if its is ultimately determined that the he or she is not entitled to indemnification.
     If a written claim for indemnification under the Proposed Amendment has been received by the Corporation, and the Corporation has not paid the claim in full within 30 days, the claimant may bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant is successful, the Corporation will pay the expense of prosecuting such claim. The Corporation has the burden of proof to show that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant. The termination of any action, suit or proceeding by judgment, settlement, or by a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

     The indemnification provided by the Proposed Amendment is not exclusive of any other rights to which a person seeking indemnification may be entitled. Under the Proposed Amendment, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act or the Proposed Amendment.
     In addition, although the Board of Directors has no current plans to provide for such additional indemnification, the Board of Directors could, without stockholder approval, provide indemnification to directors, officers and employees broader than that provided for under the Proposed Amendment, but only to the extent permitted by applicable law. Limitations on the scope of indemnification which may be provided under such arrangements have been held by courts to be subject to public policy considerations and by substantive restrictions in certain areas of the law.
     The Proposed Amendment could increase costs to the Corporation in the future in the event that claims for indemnification covered thereby were to be asserted. Any increased costs, including potentially large damage awards, may be satisfied directly from the Corporation's funds and may therefore affect a stockholder's investment.
     Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers, or other persons pursuant to the Proposed Amendment, the Corporation understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and therefore unenforceable. The Corporation may be required to undertake to submit issues regarding such indemnification to a court of appropriate jurisdiction and to be governed by the outcome.
                                 VOTE REQUIRED
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL. Because all current directors of the Corporation may be viewed to have a conflict of interest, the affirmative vote of a majority of the issued and outstanding shares of the Common Stock voted on the proposal (excluding shares owned by or voted under the control of any director or any entity in which a director has a material financial interest or in which he is a general partner) is required to approve Proposal 2.
                                       13

                         INDEPENDENT PUBLIC ACCOUNTANTS
     For the fiscal year ending December 31, 1994, the accounting firm of Deloitte & Touche, LLP served as the Corporation's independent public accountants and auditors. A representative from the firm of Deloitte & Touche, LLP is expected to be present at the annual meeting and will be available to make a statement should he desire to do so, and respond to questions of stockholders.
                                 ANNUAL REPORT
     UPON WRITTEN REQUEST, THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1994. ADDRESS ALL REQUESTS TO:
                                         SECRETARY
                                         CBT CORPORATION
                                         P. O. BOX 2400
                                         PADUCAH, KENTUCKY 42002-2400
                   STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

     Proposals by stockholders to be presented at the 1996 annual meeting of stockholders must be received by the President of the Corporation at its principal office no later than November 1, 1995, for inclusion in the proxy statement and form of proxy relating to that meeting.
     The Board of Directors of the Corporation does not know of any matters for action by stockholders at the annual meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to any other matters which may properly come before the meeting.
     It is important that proxies be returned promptly. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND IN PERSON, ARE REQUESTED TO RETURN THEIR PROXIES IN ORDER THAT A QUORUM MAY BE ASSURED. Return may be made in the enclosed envelope, to which no postage need be affixed.

                                          By Order of the Board of Directors
                                          William J. Jones
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

March 7, 1995

                                   APPENDIX A
                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                                CBT CORPORATION
     The Articles of Incorporation of the Corporation shall be amended to adopt a new Article XIII which shall read as follows:
                                  ARTICLE XIII
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     SECTION 1. DIRECTORS' RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether civil, criminal, administrative or investigative (hereafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, shall, subject to the terms of any express agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent authorized by Kentucky law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, the payment of such expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such person while a director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it should be determined ultimately that such director is not entitled to be indemnified under this Section or otherwise. Repayment of all amounts so advanced shall be upon such terms and conditions, if any, as the board of directors deems appropriate.

     SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article XIII is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under Kentucky law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the claimant has not met the applicable standard of conduct set forth in Kentucky law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Kentucky law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that a claimant had not met the applicable standard of conduct.
     SECTION 3. OFFICERS', EMPLOYEES' AND AGENTS' RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or
                                       15
informal whether brought in the name of the corporation or otherwise and whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as an officer, employee or agent, may, subject to the terms of any express agreement between the corporation and such person, by action of the board of directors, be indemnified and held harmless by the corporation to the fullest extent authorized by Kentucky law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith; PROVIDED, HOWEVER, that the corporation may, by action of the board of directors, indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The board of directors may, in its discretion, advance the payment of expenses.
     SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Sections 1, 2 and 3 of this Article XIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     SECTION 5. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corpora-tion, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.
     SECTION 6. SEPARABILITY. Each and every paragraph, sentence, term and provision of this Article XIII is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article XIII may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article XIII and any agreement between the corporation and the claimant, the broadest possible indemnification permitted under applicable law.
     SECTION 7. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of this Article XIII shall not adversely affect any right of indemnification of a director, officer, employee or agent existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

****************************************************************************
                                    APPENDIX



                                CBT CORPORATION
    This proxy is solicited by the Board of Directors. The undersigned stockholder(s) of CBT Corporation hereby appoints Patrick J. Cvengros and Williams J. Jones, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of CBT Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 18, 1995 or any adjournment thereof, with all the powers the undersigned would possess if present personally at said meeting, or any adjournment thereof.

     1. ELECTION OF DIRECTORS

  [ ]    FOR ALL NOMINEES LISTED BELOW                   [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL

       (EXCEPT AS OTHERWISE INDICATED BELOW.)              NOMINEES LISTED BELOW

       Irving P. Bright, Jr., Patrick J. Cvengros, Louis A. Haas, Kerry B. Harvey, William J. Jones, Louis M.
      Michelson, Louis D. Myre, M.D., Robert P. Petter, William A. Usher, John L. Burman, William H. Dyer, Joe Tom
      Halton, F. Donald Higdon, Ted S. Kinsey, Bill B. Morgan, David M. Paxton, Joseph A. Powell


            (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

    2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION REGARDING INDEMNIFICATION
       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless authority to vote for the nominees listed above is withheld, this proxy will be voted for the nominees listed above with the discretionary authority described in the accompanying proxy statement and "for" Proposal 2.
    Please sign exactly as name appears below.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Signature
                                              Signature (if held jointly)
                                              DATED:
                                              PLEASE MARK, SIGN, DATE, AND
                                              PROMPTLY RETURN THE PROXY USING
                                              THE ENCLOSED ENVELOPE.